Exhibit 10.7

                                IA GLOBAL, INC.


June 10, 2004

Dr. Olu Lafe
11795 Sherwood Trail
Chesterland, OH 44026

Dear Olu:

I am writing to confirm the terms of your appointment as Chief Technology Officer ("CTO") of IA Global Inc ("IAO") and the principle elements of your proposed employment agreement with IA Global Acquisition Co ("Newco") (the subsidiary of IAO formed to consummate the purchase of the QuikCAT and Innovative Computing Group ("ICG") assets).

START DATE

June 10, 2004

SALARY

Annual gross salary of $125,000 per annum commencing 10 June 2004.

Your employment agreement with Newco will include a gross salary of $125,000 cash plus a performance based bonus of $125,000 payable 50% in cash and 50% (at the election of IAO) in either IAO stock or Newco stock at the completion of each year of employment. Performance will be agreed key performance indicators based on IP delivery/enhancement and the revenue results achieved. The former being a measure of the IP base produced and the latter an indicator of the company's capacity to pay and remain profitable. The compensation committee will be responsible for bonus recommendations for you and all staff, each of who will have individual performance indicators.

STOCK OPTION GRANT

On signing this agreement, you will be granted 400,000 options in IAO at a grant price of $.34 per share The options will vest in accordance with the company plan, which is currently quarterly over three years, commencing the date of this agreement and will be subject to the terms of the IAO option scheme, a copy of which will be provided.



      IA GLOBAL, INC. 533 Airport Blvd. Suite 400, Burlingame, CA 94010 USA
                       Tel: 650-685-2403 Fax: 650-685-2404

                                 IA GLOBAL, INC.


TERM

From the Start Date to the earlier of: a) the execution of your employment agreement with Newco; and b) January 31, 2005.

EXCLUSIVITY

You agree not to enter into any other employment agreement that would conflict with the businesses of either IAO or Newco, as contemplated in the draft agreements and our extensive discussions.

NEWCO EMPLOYMENT AGREEMENT

I understand that the agreement is nearly prepared and will be circulated soon for comment. This agreement will include a provision making it subject to the completion of the ICG IP acquisition by Newco, as contemplated in the draft agreements and our extensive discussions.

Upon settlement of the contemplated ICG agreements, completion of the XXXXXXXX development and closing of Newco funding, IAO will issue you with $50,000 of restricted IAO stock. These shares will have trading restrictions imposed under the US federal securities laws.(1)

FOCUS

The focus of your work with IAO will be on opportunities in the multi-media application of the technology. Specifically the initiatives we are collectively working on with XXXXXXX, XXXXXXX X of the XXXXXXXX XXXXXXXXXXX and XXXXXX XXXXX. The announcement of your appointment as CTO will give these parties confidence of yours and our commitments to them.(1)

PUBLICITY

We both agree that IAO may make a simple announcement to announce your appointment as its CTO.

GENERAL

Olu, we have all worked very hard over these past months to achieve our objective of bringing together your ideas and technology into a single company with a clear focus to create immediate products and services. We have formed a strong team bond and I look
______________
(1) Sensitive material data has been withheld for confidentiality reasons.

      IA GLOBAL, INC. 533 Airport Blvd. Suite 400, Burlingame, CA 94010 USA
                       Tel: 650-685-2403 Fax: 650-685-2404

                                 IA GLOBAL, INC.


forward to working with you and our colleagues, initially to conclude Newco's establishment and then over time to make Newco into the successful enterprise we are all confident we can achieve.

Yours sincerely,

/s/ Alan Margerison

Alan Margerison

Chief Executive Officer



Accepted

/s/ Olu Lafe
_______________________

Olu Lafe

June 10, 2004



      IA GLOBAL, INC. 533 Airport Blvd. Suite 400, Burlingame, CA 94010 USA
                       Tel: 650-685-2403 Fax: 650-685-2404